UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 7, 2006

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 7, 2006, BearingPoint, Inc. (the “Company’) entered into a First Supplemental Indenture (the “First Supplemental Indenture”) with The Bank of New York, as trustee, which amends the subordinated indenture (the “Indenture”) governing the Company’s 2.50% Series A Convertible Subordinated Debentures due 2024 (the “Series A Debentures”) and 2.75% Series B Convertible Subordinated Debentures due 2024 (the “Series B Debentures”). The First Supplemental Indenture includes a waiver of the Company’s Securities and Exchange Commission reporting requirements under the Indenture through October 31, 2008. Pursuant to the terms of the First Supplemental Indenture, effective as of November 7, 2006: (i) the interest rate payable on the Series A Debentures will increase from 3.00% per annum to 3.10% per annum (inclusive of any liquidated damages relating to the failure to file a registration statement for the Series A Debentures that may be payable) until December 23, 2011, and (ii) the interest rate payable on the Series B Debentures will increase from 3.25% per annum to 4.10% per annum (inclusive of any liquidated damages relating to the failure to file a registration statement for the Series B Debentures that may be payable) until December 23, 2014. The increased interest rates apply to all Series A Debentures and Series B Debentures outstanding.
     Additionally, on November 7, 2006, the Company and the relevant holders of the Series B Debentures, who had alleged that the Company was in default under the Indenture, filed a stipulation to discontinue the lawsuit that was pending in New York State Supreme Court entitled The Bank of New York v. BearingPoint, Inc., Index No. 600169/06.
     The First Supplemental Indenture is filed as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Exhibits.

(d)	Exhibit 99.1	First Supplemental Indenture, dated as of November 7, 2006, between BearingPoint, Inc. and The Bank of New York, as trustee under the Indenture, dated as of December 22, 2004.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2006	BearingPoint, Inc.
	By:	/s/ Judy Ethell
		Name:	Judy Ethell
		Title:	Chief Financial Officer